Exhibit 10.5
PLEDGE AGREEMENT SUPPLEMENT
THIS PLEDGE AGREEMENT SUPPLEMENT (as from time to time amended, revised, modified, supplemented or amended and restated, this “Supplement”), dated as of May 20, 2020, is made by ECHOPARK AUTOMOTIVE, INC., a Delaware corporation (“Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Revolving Secured Parties (as defined in the Pledge Agreement referenced below) now or hereafter party to the Revolving Credit Agreement (as defined in the Pledge Agreement referred to below). All capitalized terms used but not defined herein shall have the meanings given to such terms in such Pledge Agreement.
RECITALS:
A. Pledgor is required under the terms of that certain Fourth Amended and Restated Securities Pledge Agreement dated as of November 30, 2016 executed by the Pledgors (among others) in favor of the Administrative Agent for the benefit of the Revolving Secured Parties (as from time to time amended, revised, modified, supplemented or amended and restated, the “Pledge Agreement”), to cause certain Pledged Interests held by such Pledgor and listed on Annex A to this Supplement (the “Additional Interests”) to be specifically identified as subject to the Pledge Agreement.
B. A material part of the consideration given in connection with and as an inducement to the execution and delivery of the Revolving Credit Agreement by the Revolving Secured Parties was the obligation of each Pledgor to pledge to the Administrative Agent for the benefit of the Revolving Secured Parties its Additional Interests, whether then owned or subsequently acquired or created.
C. Pledgor has acquired rights in its Additional Interests and desires to pledge, and evidence its prior pledge, to the Administrative Agent for the benefit of the Revolving Secured Parties all of its Additional Interests in accordance with the terms of the Revolving Credit Agreement and the Pledge Agreement.
In order to induce the Revolving Secured Parties to from time to time make and maintain extensions of credit under the Revolving Credit Agreement, Related Swap Contracts and Related Cash Management Arrangements, Pledgor hereby agrees as follows:
1. Affirmations. Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, its Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Administrative Agent for the benefit of the Revolving Secured Parties, and grants to the Administrative Agent for the benefit of the Revolving Secured Parties, a first priority lien and security interest in, its Additional Interests and all of the following:
(a) all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or (y) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Pledged Interest;
(b) all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;

(c) all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and
(d) all proceeds of any of the foregoing.
Pledgor hereby acknowledges, agrees and confirms by its execution of this Supplement that the Additional Interests constitute “Pledged Interests” under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (d) above (collectively, the “Additional Collateral”) shall collectively constitute “Collateral” under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Interests and Collateral contained in the Pledge Agreement is hereby made by Pledgor with respect to its Additional Interests and Additional Collateral, respectively. Pledgor further represents and warrants that Annex A attached to this Supplement contains a true, correct and complete description of its Additional Interests, and that all other documents required to be furnished to the Administrative Agent pursuant to Section 2(c) of the Pledge Agreement in connection with its Additional Collateral have been delivered or are being delivered simultaneously herewith to the Administrative Agent. Pledgor further acknowledges that Schedule I to the Pledge Agreement shall be deemed, as to it, to be supplemented as of the date hereof to include its Additional Interests as described on Annex A to this Supplement.
2. Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Supplement to produce or account for more than one such counterpart executed by the Pledgor. Without limiting the foregoing provisions of this Section 2, the provisions of Section 10.10 of the Revolving Credit Agreement shall be applicable to this Supplement.
3. Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 25 of the Pledge Agreement are hereby incorporated by reference as if fully set forth herein.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.
PLEDGOR:
ECHOPARK AUTOMOTIVE, INC.
By:  /s/Heath R. Byrd
Name:  Heath R. Byrd
Title: Vice President and Treasurer

ANNEX A
(to Pledge Agreement Supplement of EchoPark Automotive, Inc. dated May 30, 2020)
Additional Interests

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Additional Interest	Total Amount of Class or Type of Additional Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)
EchoPark Automotive, Inc.	EchoPark AZ, LLC, an Arizona limited liability company	LLC Interest	N/A	N/A	100%	N/A	N/A	N/A
EchoPark Automotive, Inc.	EchoPark CA, LLC, a California limited liability company	LLC Interest	N/A	N/A	100%	N/A	N/A	N/A
EchoPark Automotive, Inc.	EchoPark Realty CA, LLC, a California limited liability company	LLC Interest	N/A	N/A	100%	N/A	N/A	N/A
EchoPark Automotive, Inc.	EchoPark FL, LLC, a Florida limited liability company	LLC Interest	N/A	N/A	100%	N/A	N/A	N/A